EXECUTION VERSION

AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT

between

AB PRIVATE CREDIT INVESTORS CORPORATION,

as Seller

and

ABPCIC FUNDING II LLC,

as Purchaser

Dated as of October 15, 2020

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This AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, dated as of October 15, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between AB PRIVATE CREDIT INVESTORS CORPORATION, a Maryland corporation, as seller (in such capacity, the “Seller”) and ABPCIC FUNDING II LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S  S E T H:

WHEREAS, the parties hereto previously entered into the Sale and Contribution Agreement dated as of October 5, 2020 (such agreement, as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”);

WHEREAS, the parties hereto wish to amend and restate the Existing Agreement in its entirety in order to make certain additional changes agreed to by the parties hereto;

WHEREAS, the Purchaser has been purchasing loans under the terms of the Existing Agreement and desires to continue to purchase loans and related assets on and after the Closing Date;

WHEREAS, the Seller has been contributing certain loans and related contracts to the capital of the Purchaser under the terms of the Existing Agreement and may also wish to contribute certain loans and related contracts to the capital of the Purchaser on each Purchase Date pursuant to the terms of this Agreement;

WHEREAS, the Seller has been selling, assigning and contributing loans and related contracts to the Purchaser under the terms of the Existing Agreement and desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, AB Private Credit Investors LLC, as servicer, the Seller, as equityholder, Synovus Bank, Structured Finance Division, as facility agent, U.S. Bank National Association, as collateral agent, securities intermediary and collateral custodian, and the lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Conveyance Papers” has the meaning specified in Section 4.1(v)(vi).

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Net Purchased Loan Asset Balance” means, as of any date of determination, an amount equal to (a) the aggregate OPB of all Transferred Collateral Obligations minus (b) the aggregate OPB of all Collateral Obligations that are optionally purchased, Repurchased or subject to a Substitution by the Seller pursuant to Section 6.2 of this Agreement prior to such date.

“OPB” means, as of any date of determination, the outstanding principal balance of the related Collateral Obligation together, if such Collateral Obligation is a Variable Funding Asset, with any unfunded commitment with respect thereto

“Purchase Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Obligations and Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Obligations” means each Collateral Obligation Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Obligations” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(e) Unless otherwise specified, each reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

(f) Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge of a Responsible Officer of the Servicer. For purposes of this Agreement, references to any party hereto includes its successors and permitted assigns.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Seller agrees, or has agreed, to Convey to the Purchaser, without recourse except to the extent specifically provided herein, on or prior to the Closing Date, and the Purchaser agrees, or has agreed, to purchase from the Seller on or prior to the Closing Date (the “Initial Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Obligations”) (the Schedule of Collateral Obligations, as amended, supplemented, updated or otherwise modified shall become part of the Schedule of Collateral Obligations attached to the Loan Agreement), together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) for such Collateral Obligation.

(b) In the event the Purchaser agrees, from time to time after the Closing Date, to acquire additional Collateral Obligations (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Facility Agent and the Collateral Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Obligations identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall purchase, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation then reported by the Seller on the Schedule of Collateral Obligations attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the Obligors to perform any obligations owed by them under the Transferred Assets. The Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets except as otherwise expressly set forth herein.

(d) In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(e) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f) Each of the Seller and the Purchaser agree that prior to the time of conveyance of any Collateral Obligation hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Obligation (or any interest therein) owned by the Seller.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket third-party costs and expenses, including reasonable outside attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them as a result of the Seller’s fraud or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to such Obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes, (e) any special, indirect, consequential (including loss of profits), remote, speculative or punitive damages (as opposed to direct or actual damages), (f) Indemnified Amounts resulting from the performance of the Collateral Obligations or (g) Indemnified Amounts payable to an Indemnified Party arising out of a breach by the Seller of any representation, warranty or covenant related to a Warranty Collateral Obligation that has been repurchased by the Seller from the Purchaser pursuant to Section 6.1(a).

SECTION 2.3 Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Collateral Obligation be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of indorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Obligation as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Collateral Obligation in accordance with the terms of the related Underlying Instruments may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfers of the related Collateral Obligation by the Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 6.4 and Section 8.3(b) of the Loan Agreement and/or (b) to the extent not paid in cash, by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a) Organization and Good Standing. The Seller is a Maryland corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and the Related Security and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b) Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its Constituent Documents, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other material agreement or instrument binding on or affecting it or its property, (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, or (D) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property, except, in each case, to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect, and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement or any other Transaction Document).

(d) Execution and Delivery. The execution and delivery by the Seller of, and the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby and thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties (including, without limitation, the Collateral Obligations) and for the due execution, delivery and performance by the Seller of this Agreement or any of the other Transaction Documents to which it is party, or (ii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A) consents, notices, filings permits, licenses, qualifications and other actions which have been, or will be, obtained or made pursuant to and in accordance with the Transaction Documents and any continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing permit, license, qualification or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f) Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g) No Proceedings. To the actual knowledge of the Seller, there is no action, suit or proceeding pending against or threatened against or adversely affecting the Seller before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

(h) Legal Compliance. The Seller has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets, except, in each case, to the extent that any noncompliance would not reasonably be expected to have a Material Adverse Effect. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, neither the Seller nor, to the Seller’s knowledge any of its Affiliates is (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction, in each case in violation of Sanctions; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable OFAC rules and regulations and also in compliance with all applicable provisions of the PATRIOT Act.

(i) Tax Status. The Seller has filed all federal and other material tax returns (foreign, federal, state, local and otherwise) which, to its knowledge, are required to be filed by it and has paid all federal and other material taxes shown to be due and payable by it on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). No tax lien or similar Adverse Claim has been filed, and, to the Seller’s actual knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(j) Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Maryland. The Seller has not changed its name, whether by amendment of its articles of incorporation, by reorganization or otherwise, and has not changed its location (within the meaning of Article 9 of the UCC) within the four months preceding the Closing Date.

(k) Backup Security Interest; Other. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by the filing of a UCC financing statement under such Article), is prior to all other Liens (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from the Purchaser; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements (A) all of such Security Entitlements have been credited to the Collection Account and the Securities Intermediary has agreed to treat all assets credited to the Collection Account as Financial Assets, (B) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account have been taken and (C) the Collection Account is not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Purchaser (or the Servicer on its behalf) may cause cash in the Collection Account to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with the Loan Agreement; all Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Maryland and shall cause the filing thereof within ten (10) days after the Closing Date (and all financing statements referred to in this clause shall contain a statement to the effect that “The grant of a security interest in or purchase of any collateral described in this financing statement will violate the rights of the Secured Party”); all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Custodian; the Seller has received, or subject to the delivery requirements contained the Loan Agreement will receive, a written acknowledgment from the Collateral Agent that the Collateral Agent or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian, or subject to the delivery requirements of the Loan Agreement, will be delivered to the Collateral Custodian, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Seller of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(l) Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation sold hereunder, the Seller sold such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value or, to the extent that the fair market value of any Transferred Collateral Obligation exceeds the amount of any such payment so received by the Seller from the Purchaser, the Seller has made a capital contribution to the Purchaser of such portion of such Transferred Collateral Obligation. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m) Eligibility of Transferred Collateral Obligations. Each Transferred Collateral Obligation Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Obligation. All consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each item of Transferred Assets to the Purchaser have been duly obtained, effected or given and are in full force and effect as of the related Purchase Date. At the time of such Conveyance, to the actual knowledge of a Responsible Officer of the Seller no event has occurred and is continuing which could reasonably be expected to affect the collectability of such Transferred Collateral Obligation or cause it not to be paid in full in accordance with its terms.

(n) Adequate Capitalization; No Insolvency. The Seller is adequately capitalized and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that the Seller does not hereby agree to maintain the solvency of the Purchaser. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(o) True Sale. Each Transferred Collateral Obligation sold hereunder shall have been sold by the Seller to the Purchaser in a “true sale”.

(p) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(q) Transferred Assets. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Collateral Obligations hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Collateral Obligations and the amounts owing thereunder is true and correct as of the related Purchase Date.

(r) Price of Collateral Obligations. The Purchase Price for each Collateral Obligation Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Obligation as of the time of conveyance hereunder, as may have changed from the time such Collateral Obligation was originally acquired or originated by the Seller.

(s) Bulk Sales Laws. No filings, notices or other compliance with any bulk sales provisions of the UCC or other requirements of Applicable Law in respect of bulk sales are required to be made by the Seller, the Purchaser or any Affiliate thereof with respect to the Transferred Assets being transferred hereunder on a particular Purchase Date.

(t) Transfer Taxes. With respect to the Transferred Assets being transferred hereunder on a particular Purchase Date, the sale, conveyance, transfer and assignment of such

Transferred Assets by the Seller pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Purchaser or the Seller to any federal, state or local government (“Transfer Taxes”). In the event that the Seller receives notice of any Transfer Taxes arising out of the Transfer of such Transferred Assets, the Seller shall give notice thereof to the Purchaser. The Seller shall pay any such Transfer Taxes.

(u) Filings against Seller. The Seller is not aware of any material judgment, ERISA or tax lien filings against it.

(v) Representations and Warranties with Respect to the Loans and the Collateral Obligations. The Seller makes the following additional representations and warranties with respect to each Collateral Obligation transferred hereunder and each related Loan.

i. Prior Transfers. Other than the conveyance (including any security interest granted) to the Purchaser pursuant hereto, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Assets (other than any such pledge, assignment, sale, grant or conveyance that is no longer effective). The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering any Collateral Obligation sold by the Seller to the Purchaser other than any financing statement that has been terminated.

ii. No Defenses. Such Collateral Obligation transferred hereunder (i) is not subject to any defense (including without limitation any defense arising out of violations of usury laws or any defense based on any Collateral Obligation (or the Underlying Instruments evidencing such Collateral Obligation) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except to the extent such unenforceability is due to the bankruptcy of such Obligor), counterclaim, right of setoff or right of rescission (or any such right of rescission has expired in accordance with applicable law) or similar right and (ii) is due from an Obligor that has not asserted any such defense, counterclaim, right of setoff or right of rescission or any similar right with respect to the related Loan.

iii. Selection Procedures. It has not used any selection procedure (taking into account the type of assets included in the Collateral Obligations) adverse to the interests of the Purchaser, its transferees, the Lenders or the Facility Agent in selecting the related Collateral Obligations to be sold hereunder on the Closing Date or the applicable Purchase Date.

iv. No Outstanding Obligations. Neither the Seller nor any of its Affiliates has any material obligations, commitments or other liabilities, absolute or contingent, relating to such Collateral Obligation or the Related Security, including with respect to the disbursement of any funds thereunder, except for unfunded commitments with respect to any Variable Funding Assets.

v. Underlying Instrument. Upon conveyance of the related Underlying Instruments, the Purchaser, the Collateral Custodian will be in possession of all documents related to such Underlying Instrument necessary to enforce the rights and remedies (as assigned in accordance with the Transaction Documents) in respect of such Collateral Obligation against the Obligor in accordance with the related Underlying Instrument.

vi. Statements of Fact. This Agreement, all documents or instruments delivered pursuant hereto by or with reference to the Seller or any transaction hereunder (the “Conveyance Papers”) and any statement, report or other document furnished pursuant hereto or during the Purchaser’s due diligence with respect to this Agreement and the Conveyance Papers, are true and correct in all material respects and do not contain any untrue statement of fact or omit to state a fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

vii. Business Purposes; Obligor. The related Underlying Instrument requires that the proceeds of such Collateral Obligation be used for business purposes and not for personal, family or household purposes. The related Obligor is not a natural person.

viii. Records. The Seller has caused its master computer records relating to such Collateral Obligation to be clearly and unambiguously marked to show that such Collateral Obligation has been sold and/or contributed by the Seller to the Purchaser pursuant to this Agreement and pledged by the Purchaser to the Collateral Agent pursuant to the Loan Agreement.

ix. Collateral Type. Such Collateral Obligation constitutes “tangible chattel paper”, “payment intangibles”, “accounts”, “instruments” or “general intangibles” within the meaning of the UCC.

x. Title. The Seller owns and has good and marketable title to the such Collateral Obligation and the related Transferred Assets sold by the Seller free and clear of any Lien, claim or encumbrance of any Person. Upon the Closing Date or Purchase Date, as applicable, with respect to such Collateral Obligation, there will be vested in the Purchaser sole and exclusive ownership of such Collateral Obligation and all Related Security free and clear of any Lien (other than any Permitted Lien) of any Person claiming through or under the Seller and in compliance with all Applicable Law.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach.

(a) On the Closing Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.

(b) The Seller acknowledges that the Purchaser will grant a security interest in the Transferred Assets and its interests hereunder to the Collateral Agent pursuant to the Loan Agreement, and agrees that the Collateral Agent may enforce such representations and warranties against the Seller directly for the benefit of the Secured Parties. Upon discovery by the Purchaser or the Seller of a breach of any of the representations and warranties set forth in Section 4.1, the party discovering such breach shall give notice to the other party and to the Collateral Agent and the Facility Agent within five (5) Business Days following such discovery; provided that the failure to give notice within five (5) Business Days does not preclude subsequent notice.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of the Loan Agreement), unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and maintain its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; and (ii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections (if any) it receives to the Collection Account by the close of business on the second Business Day following the date such Collections are received by the Seller.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(f) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(g) Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Facility Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(h) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Obligations Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(i) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(j) Separate Identity. The Seller acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each Affiliate thereof and not just a division of the Seller or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 10.5 of the Loan Agreement; provided, that the Seller does not hereby agree to maintain the solvency of the Purchaser.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Obligations; Optional Repurchase and Substitution.

(a) The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event of a material breach of any representation, warranty, undertaking or covenant set forth in Section 4.1(k), (l), (m), (o), (q), (r), (s), (t) or (v) or Section 5.1(a), (f), (i), or (j) hereof with respect to such Transferred Collateral Obligation (each such Transferred Collateral Obligation a “Warranty Collateral Obligation”), no later than 60 days after the earlier of (x) actual knowledge of such breach on the part of a Responsible Officer of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Collateral Agent, the Facility Agent or any other Secured Party, the Seller shall either (a) purchase from the Purchaser each Warranty Collateral Obligation by depositing into the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligation with an aggregate Principal Balance at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repurchase or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 60 day period, the representations, warranties, undertakings and covenants set forth above with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been Conveyed to the Purchaser on such day. It is understood and agreed that the obligation (if any) of the Seller to repurchase such Warranty Collateral Obligation or substitute an Eligible Collateral Obligation for such Warranty Collateral Obligation is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Collateral Obligation which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

(b) Upon deposit in the Collection Account of the Repurchase Amount for any Warranty Collateral Obligation purchased by the Seller or the effectiveness of any substitution by the Seller of one or more Eligible Collateral Obligations with an aggregate Principal Balance at least equal to the Repurchase Amount of the Warranty Collateral Obligation, the Purchaser shall, automatically and without further action, release and shall transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under the related Warranty Collateral Obligation. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of such Warranty Collateral Obligation pursuant to this Section 6.1. Such sale shall be a sale outright, and not for security.

SECTION 6.2 Optional Purchase, Repurchase and Substitution of Collateral Obligations.

(a) Subject to Section 7.10 of the Loan Agreement and Section 6.2(b) below, the Seller, at its option, shall have the right, but not the obligation, to substitute one or more Eligible Collateral Obligations (each, a “Substituted Collateral Obligation”) for a Collateral Obligation (each such act, a “Substitution”) or to purchase or repurchase, as applicable, a Collateral Obligation (each such act, a “Repurchase”).

(b) The Seller and the Purchaser agree that, with respect to a Substitution or Repurchase pursuant to Section 6.2(a) above, the aggregate OPB of all Collateral Obligations optionally purchased, repurchased or substituted by the Seller pursuant to Section 6.2(a) shall not exceed 15% of the Net Purchased Loan Asset Balance as of such date of purchase, repurchase or Substitution provided that the aggregate OPB of all Defaulted Collateral Obligations so purchased, repurchased or substituted by the Seller pursuant to Section 6.2(a) shall not exceed 10% of the Net Purchased Loan Asset Balance as of such date of, and including such purchase, repurchase or Substitution.

(c) Upon deposit in the Collection Account of the amount required pursuant to Section 7.10(d)(iii) of the Loan Agreement for any purchase or repurchase of a Collateral Obligation purchased by the Seller pursuant to this Section 6.2 or the effectiveness of any Substitution by the Seller pursuant to this Section 6.2, the Purchaser shall, automatically and without further action, release and shall transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under the related Collateral Obligation to be transferred to the Seller. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of any such Collateral Obligation pursuant to this Section 6.2. Such sale shall be a sale outright, and not for security.

SECTION 6.3 Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period, the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within one (1) Business Day after a Responsible Officer of the Seller has actual knowledge thereof, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such Purchase Date;

(b) With respect to any Subsequent Conveyance, the Seller shall have delivered a Purchase Notice in connection with such Subsequent Conveyance;

(c) The Seller shall have performed in all material respects all other obligations with respect to the related Collateral required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party; and

(d) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a) in the case of the Purchaser:

ABPCIC Funding II LLC

c/o AllianceBernstein

1345 Avenue of the Americas

New York, New York 10105

Attn: Emerson Lee

Telephone No.: (212) 969-6751

Facsimile No.: (512) 721-2925

Email: Wesley.raper@abglobal.com /

emerson.lee@alliancebernstein.com

(b) in the case of the Seller:

AB Private Credit Investors Corporation

c/o AllianceBernstein

1345 Avenue of the Americas

New York, New York 10105

Attn: Emerson Lee

Telephone No.: (212) 969-6751

Facsimile No.: (512) 721-2925

Email: Wesley.raper@abglobal.com/

emerson.lee@alliancebernstein.com

(in each case, with a copy to the Collateral Agent and the Facility Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Facility Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Obligations for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. On and after the Closing Date, each of the Collateral Agent, for the benefit of the Secured Parties, and the Facility Agent, for the benefit of the Lenders, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 8.12 Existing Agreement. The parties hereto acknowledge and agree that the Existing Agreement is hereby replaced in its entirety by this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Amended and Restated Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

AB PRIVATE CREDIT INVESTORS CORPORATION, as Seller

By:	/s/ Roy Castromonte
Name:	Roy Castromonte
Title:	Junior Officer

ABPCIC FUNDING II LLC, as Purchaser

By:	AB Private Credit Investors Corporation, its sole member

By:	/s/ Roy Castromonte
Name:	Roy Castromonte
Title:	Junior Officer

Schedule A

SCHEDULE OF COLLATERAL OBLIGATIONS

Provided Separately

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	Synovus Bank, Structured Finance Division, as Facility Agent

1200 Ashwood Parkway, Suite 150

Atlanta, GA 30338

Attn:	Salvatore Carvo, Managing Director, Structured Lending Division;

Roman Mazo, Managing Director, Structured Lending Division

Telephone No: 678-218-1266

Email : salvatorecarvo@synovus.com; romanmanzo@synovus.com

U.S. Bank National Association, as Collateral Agent

Re:	Purchase Notice for Conveyance

Date of                     , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Amended and Restated Sale and Contribution Agreement, dated as of October 15, 2020 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between ABPCIC Funding II LLC, as purchaser (the “Purchaser”), and AB Private Credit Investors Corporation, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct in all material respects (or if such matter is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such matter shall be true and correct in all respects) at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects (or if such matter is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such matter shall be true and correct in all respects) at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this          day of                     , 20        .

Very truly yours,

AB PRIVATE CREDIT INVESTORS CORPORATION

By:
Name:
Title:

Wire Instructions

Bank: ABA:

Account Name:

Account Number:

For further credit to account:

Schedule of Collateral Obligations